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                                CREDIT AGREEMENT

                           Dated as of March 11, 1998
                                      among


                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                                  as Borrower,


                        THE INITIAL LENDERS NAMED HEREIN,
                                   as Lenders,


                            THE CHASE MANHATTAN BANK
                            as Administrative Agent,


                                 CITIBANK, N.A.
                              as Syndication Agent,


                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                             as Documentation Agent,


                             CHASE SECURITIES, INC.
                                  as Arranger,


                                       and

               THE CHASE MANHATTAN BANK, CITIBANK, N.A. AND MORGAN
                                 GUARANTY TRUST
                               COMPANY OF NEW YORK
                            as Initial Issuing Banks,


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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms......................................  1
SECTION 1.02.  Computation of Time Periods................................ 14
SECTION 1.03.  Accounting Terms........................................... 15

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.  The Revolving Credit Advances.............................. 15
SECTION 2.02.  Making the Revolving Credit Advances....................... 15
SECTION 2.03.  Fees....................................................... 17
SECTION 2.04.  Reduction of the Commitments............................... 18
SECTION 2.05.  Repayment.................................................. 18
SECTION 2.06.  Interest................................................... 18
SECTION 2.07.  Additional Interest on Eurodollar Rate Advances............ 19
SECTION 2.08.  Interest Rate Determination and Protection................. 19
SECTION 2.09.  Rollover and Conversion of Revolving Credit Advances....... 20
SECTION 2.10.  Prepayments of Revolving Credit Advances................... 21
SECTION 2.11.  Increased Costs............................................ 22
SECTION 2.12.  Illegality................................................. 24
SECTION 2.13.  Payments and Computations.................................. 24
SECTION 2.14.  Taxes...................................................... 25
SECTION 2.15.  Sharing of Payments, Etc................................... 27
SECTION 2.16.  Letters of Credit.......................................... 28
SECTION 2.17.  Use of Proceeds............................................ 32

                                  ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01.  Conditions Precedent to Effectiveness...................... 32
SECTION 3.02.  Conditions Precedent to Initial Extension of Credit........ 33
SECTION 3.03.  Conditions Precedent to Each Borrowing and to Rollover
               of Advances................................................ 33
SECTION 3.04.  Determinations Under Section 3.01, 3.02, or 3.03........... 34


NYDOCS03/70502 3
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                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the Borrower............. 35

                                   ARTICLE V

                            COVENANTS OF THE BORROWER

SECTION 5.01.  Affirmative Covenants...................................... 39
SECTION 5.02.  Negative Covenants......................................... 43

                                   ARTICLE VI

                                EVENTS OF DEFAULT

SECTION 6.01.  Events of Default.......................................... 46
SECTION 6.02.  Actions in Respect of the Letters of Credit upon Default... 48

                                  ARTICLE VII

                                   THE AGENTS

SECTION 7.01.  Authorization and Action................................... 51
SECTION 7.02.  Administrative Agent's Reliance, Etc....................... 51
SECTION 7.03.  Chase, Citibank, Morgan and Affiliates..................... 52
SECTION 7.04.  Lender Party Credit Decision............................... 52
SECTION 7.05.  Indemnification............................................ 52
SECTION 7.06.  Successor Agents........................................... 54
SECTION 7.07.  Syndication Agent, Documentation Agent..................... 54

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.01.  Amendments, Etc............................................ 55
SECTION 8.02.  Notices, Etc............................................... 55
SECTION 8.03.  No Waiver; Remedies........................................ 56
SECTION 8.04.  Costs, Expenses and Taxes.................................. 56
SECTION 8.05.  Right of Set-off........................................... 57
SECTION 8.06.  Binding Effect............................................. 57
SECTION 8.07.  Assignments and Participations............................. 57
SECTION 8.08.  Governing Law.............................................. 60
SECTION 8.09.  Execution in Counterparts.................................. 60
SECTION 8.10.  Waiver of Jury Trial....................................... 61

NYDOCS03/70502 3

EXHIBITS
--------

Exhibit A   -   Form of Note
Exhibit B   -   Form of Notice of Borrowing
Exhibit C   -   Form of Notice of Rollover
Exhibit D   -   Form of Assignment & Acceptance
Exhibit E   -   Form of Opinion of Keleher & McLeod, P.A.
Exhibit F   -   Form of Opinion of Winthrop, Stimson, Putnam & Roberts
Exhibit G   -   Form of Opinion of Snell & Wilmer
Exhibit H   -   Form of Accounting Firm Certificate


SCHEDULES
---------

Schedule I        -  Commitments and Applicable Lending Offices
Schedule II       -  Acceptable Accounting Firms
Schedule 4.01(b)  -  Subsidiaries
Schedule 4.01(m)  -  Electric Franchises
Schedule 4.01(n)  -  ERISA Plans
Schedule 4.01(v)  -  Material Leases
Schedule 4.01(w)  -  Indebtedness
Schedule 4.01(x)  -  Material Lease Interest Payments and Discount Rate

NYDOCS03/70502 3

                           REVOLVING CREDIT AGREEMENT

                           Dated as of March 11, 1998

                  PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (the "Borrower"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof (the "Banks"), THE CHASE MANHATTAN BANK ("Chase"), as administrative agent (together with any successor thereto appointed pursuant to Section 7.06, the "Administrative Agent"), CHASE SECURITIES, INC. ("CSI"), as arranger (the "Arranger"), CITIBANK, N.A. ("Citibank"), as syndication agent (the "Syndication Agent"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("Morgan"), as documentation agent (the "Documentation Agent" and, together with the Administrative Agent, the Arranger and the Syndication Agent, the "Agents") and Citibank, Chase and Morgan, as Issuing Banks, for the Lender Parties (as hereinafter defined) hereunder, agree as follows:

PRELIMINARY STATEMENT:

                  The Borrower has requested, and the Agents and the Banks have agreed, to enter into this Agreement in order to provide financing for a period of five years on the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants and agreements contained herein, the Borrower, the Agents and the Banks do hereby agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS


                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

                  "Advance" means a Revolving Credit Advance or a Letter of Credit Advance, as the case may be.


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                                       2



                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

                  "Agents" has the meaning specified in the recital of parties to this Agreement.

                  "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                  "Applicable Margin" means, as of any date, a percentage per annum determined by reference to the Bond Rating in effect on such date as set forth below:


                        Applicable Margin  Applicable Margin
    Bond Rating           for Base Rate     for Eurodollar     Fees for Letters
    Moody's/S&P             Advances         Rate Advances         of Credit
    -----------         -----------------  -----------------   ----------------

Baa2 or BBB or above         0.000%             0.3750%             0.3750%

below Baa2 and BBB but       0.000%             0.4500%             0.4500%
at least Baa3 or BBB-

below Baa3 and BBB- but      0.000%             0.6250%             0.6250%
at least Ba1 or BB+

below Ba1 and BB+ but        0.000%             1.0000%             1.0000%
at least Ba2 or BB

below Ba2 and BB             0.2500%            1.2500%             1.2500%

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit D hereto.

                  "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                  "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

                           (a) the rate of interest  announced publicly by Chase
                  in New York, New York, from time to time, as Chase's base rate; or

                           (b) for any day 2 of one  percent per annum above the
                  weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Chase from three Federal funds brokers of recognized standing selected by it.

                  "Base Rate Advance" means an Advance which bears interest as provided in Section 2.06(a)(i).

                  "Bond Rating" means, as of any date, the higher of the ratings that have been most recently announced by either Moody's or S&P, as the case may be, for senior unsecured debt in effect on such date, provided, however, that if, for either Moody's or S&P, no rating is in effect, the rating from Moody's or S&P, as the case may be, on such date shall be deemed to be Ba2 or BB, as applicable; and, provided further, that if, as of any date, either Moody's or S&P shall have ceased to exist or to be in the business of rating securities, (i) the Bond Rating with respect to whichever of Moody's or S&P shall have ceased to exist or to rate securities shall mean the rating of senior unsecured debt by the applicable Substitute Rating Agency in effect on such date and (ii) each rating specified in any Loan Document for either Moody's or S&P, as applicable, shall be deemed to be the rating of such Substitute Rating Agency reasonably equivalent to such rating of Moody's or S&P.

                  "Borrowing" means a borrowing consisting of Revolving Credit Advances of the same Type made on the same day by the Lenders.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "Commitment" means a Revolving Credit Commitment or a Letter of Credit Commitment.

                  "Consolidated"   refers  to  the  consolidation  of  financial
         statements in accordance with GAAP.

                  "Convert", "Conversion" and "Converted" each refers to a Rollover of Advances pursuant to Section 2.09 or 2.11 that also involves the conversion of Advances of one Type into Advances of another Type.

                  "Chase" has the meaning specified in the recital of parties to this Agreement.

                  "Citibank" has the meaning specified in the recital of parties to this Agreement.

                  "CSI" has the meaning specified in the recital of parties to this Agreement.

                  "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic
         Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

                  "Eastern Interconnection Project Leases" means the Eastern Interconnection Project Leases listed in Schedule 4.01(v), "Material Leases".

                  "Effective Date" means March 11, 1998.

                  "Eligible Assignee" means (a) with respect to the Revolving Credit Facility (i) any commercial bank or savings and loan association having a net worth in excess of $250,000,000; (ii) any commercial finance company, or wholly owned finance subsidiary of any corporation, having a net worth in excess of $250,000,000; (iii) any insurance company having a net worth in excess of $250,000,000 or (iv) any Bank or any Affiliate of any Bank and (b) with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause
         (i) or (iv) of clause (a) of this definition and is approved by the Administrative Agent and the Borrower.

                  "Environmental Law" means any federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree, determination or award relating to the environment, health or safety or to the release or threatened release of any materials into the environment, including, without limitation, the Clean Air Act, as amended, the Clean Water Act of 1977, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Toxic Substance Control Act, as amended, and the Resource Conservation and Recovery Act of 1976, as amended.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" of any Person means any other Person that for purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA Event" with respect to any Person means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA;
         (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan required under Section 302(f)(1) of ERISA; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

                  "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, and interest rate per annum equal to the "Eurodollar Rate" determined (i) on the basis of the rate for deposits in U.S. dollars for a period equal to such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period, or if such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such service), the rate per annum (rounded upward to the nearest 1/16 of 1% per annum) at which deposits are offered by another publicly available service displaying eurodollar rates as may be agreed upon by the Administrative Agent and the Borrower or (ii) in the absence of such appearance or agreement, by reference to the average of the rate of interest per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England, to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Borrowing and for a period equal to such Interest Period. In the case of any Eurodollar Rate determined pursuant to clause (ii) above, the Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising such Revolving Credit Borrowing shall be determined by the Administrative Agent on the basis of applicable rates received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

                  "Eurodollar   Rate  Advance"  means  an  Advance  which  bears
         interest as provided in Section 2.06(a)(ii).

                  "Eurodollar Rate Reserve Percentage" of any Lender Party for any Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender Party with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Existing Agreement" means the Revolving Credit Agreement dated as of December 14, 1993, as amended by Amendment No. 1 dated June 7, 1995 among the Borrower, the lenders party thereto, Chase, as administrative agent, Citibank, as documentation agent and Chase and Citibank, as co-agents.

                  "Facility" means the Revolving Credit Facility or the Letter of Credit Facility.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "First Mortgage Bonds" means those first mortgage bonds issued pursuant to the FMB Indenture.

                  "FMB Indenture" means the Indenture of Mortgage and Deed of Trust, dated as of June 1, 1947, between the Borrower and The Bank of New York (formerly Irving Trust Company), as trustee thereunder, as supplemented and amended.

                  "GAAP" has the meaning specified in Section 1.03.

                  "Hazardous Materials" means all materials subject to any Environmental Law, including, without limitation, materials listed in 49 C.F.R. 172.101, materials defined as hazardous pursuant to Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, petroleum or petroleum distillates, PCB's or asbestos-containing materials.

                  "Indebtedness" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (iv) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (v) obligations, contingent or otherwise, under acceptance, letter of credit or similar facilities, (vi) all obligations,  contingent  or otherwise,  under the Material  Leases and
         (vii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) above.

                  "Independent Accountants" means Arthur Andersen & Co., any of the independent public accountants listed on Schedule II or other independent public accountants of recognized standing acceptable to the Majority Lenders.

                  "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "Insured Series First Mortgage Bonds" means First Mortgage Bonds in the aggregate principal amount of $111,000,000 pledged by the Borrower to secure guarantees of $111,000,000 principal amount of pollution control revenue bonds issued by the City of Farmington, New Mexico, for the benefit of the Borrower, which pollution control revenue bonds are also supported by a municipal bond insurance policy issued by AMBAC Indemnity Corporation.

                  "Interest Period" means, for each Advance comprising part of the same Borrowing, the period commencing on the date of the making of such Advance pursuant to Section 2.02 or the date of the Rollover (whether or not such Rollover includes a Conversion) of any Advance into such Advance pursuant to Section 2.09, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 1, 2, 3 or 6 months (or, if available to all of the Lenders, 1 year) in the case of a Eurodollar Rate Advance and up to 90 days in the case of a Base Rate Advance, in each case as the Borrower may specify in the applicable Notice of Borrowing or Notice of Rollover received by the Administrative Agent by the time specified in Section 2.02 or Section 2.09, as the case may be; provided, however, that:

                            (i) the Borrower may not select any Interest  Period
                  that ends after the Termination Date;

                           (ii) Interest Periods commencing on the same date for
                  Advances comprising part of the same Borrowing shall be of the same duration; and

                           (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Issuing Bank" means Chase, Citibank, Morgan, any other Lender Party that has a Letter of Credit Commitment set forth opposite its name on Schedule I hereto, or any other Eligible Assignee to which a Letter of Credit Commitment has been assigned pursuant to Section 8.07.

                  "L/C Cash  Collateral  Account"  has the meaning  specified in
         Section 6.02.

                  "L/C Related Documents" has the meaning specified in Section 2.16(e).

                  "Lender Party" means any Lender or any Issuing Bank.

                  "Lenders" means the Banks listed on the signature pages hereof and each Eligible Assignee that shall become a Lender hereunder pursuant to Section 8.07.

                  "Letter  of  Credit"  has the  meaning  specified  in  Section
         2.16(a).

                  "Letter of Credit Advance" means an advance made by any Issuing Bank or any Lender pursuant to Section 2.16(c).

                  "Letter of Credit  Agreement"  has the  meaning  specified  in
         Section 2.16(b)(i).

                  "Letter of Credit  Collateral"  has the meaning  specified  in
         Section 6.02.

                  "Letter of Credit Commitment" means, with respect to any Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more
         Assignments and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(c) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.01.

                  "Letter of Credit Facility" means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Issuing Banks' Letter of Credit Commitments and (b) $50,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.04.

                  "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "Loan Documents" means this Agreement, the Notes and each Letter of Credit Agreement, as each may be amended, modified, or otherwise supplemented from time to time.

                  "Majority Lenders" means at any time, the Lenders (other than the Borrower or any Affiliate of the Borrower) holding at least 66 2/3% of the sum of (a) the then aggregate unpaid principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Revolving Credit Commitments at such time.

                  "Material Lease" means any lease to the Borrower of its leasehold interests in (i) Unit 1 or Unit 2, and related common facilities, of the Palo Verde Nuclear Generating Station or (ii) the electric transmission line, and related facilities, known as the Eastern Interconnection Project, including, without limitation, any lease set forth on Schedule 4.01(v) hereto.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Morgan" has the meaning specified in the recital of parties to this Agreement.

                  "Multiemployer Plan" of any Person means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Net Worth" means an amount equal to the sum of preferred stockholders' equity and common stockholders' equity, as such amounts would appear on a balance sheet of the Borrower prepared in accordance with GAAP.

                  "NMSA" means the New Mexico Statutes Annotated 1978, as amended or supplemented.

                  "Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

                  "Notice of Borrowing" has the meaning specified in Section 2.02(a).

                  "Notice of Issuance" has the meaning specified in Section 2.16(b)(i).

                  "Notice of Rollover" has the meaning specified in Section 2.09(a).

                  "Notice of Termination" has the meaning specified in Section 2.16(a).

                  "Palo Verde Leases" means the "Palo Verde Unit 1" and "Palo Verde Unit 2" leases listed in Schedule 4.01(v), "Material Leases".

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Permitted Liens" means such of the following as to which, except as provided below, no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent payment of such taxes, assessments, governmental charges or levies is being contested in good faith and by proper proceedings and as to which proper reserves are being maintained; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; and (e) the FMB Indenture, but only to the extent of the Insured Series First Mortgage Bonds, and the Apermitted encumbrances under the FMB Indenture..

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Plan"  means a Single  Employer  Plan or a Multiple  Employer
         Plan.

                  "Pro Rata Share" of any amount means, with respect to any of the Lender Parties at any time, the product of (a) a fraction the numerator of which is the amount of such Lender Party's Commitment under the applicable Facility or Facilities and the denominator of which is the aggregate amount of such Facility or Facilities at such time and (b) such amount.

                  "Prohibited Transaction" means a transaction that is prohibited under Section 4975 of the Internal Revenue Code or Section 406 of ERISA and not exempt under Section 4975 of the Internal Revenue Code or Section 408 of ERISA.

                  "PUC" means the New Mexico Public Utility Commission (formerly the New Mexico Public Service Commission) or any successor regulatory body, including the New Mexico Public Regulation Commission.

                  "PUC 2183 Amounts" means those amounts, which the Borrower's Gas Services division has paid or will pay, but expects to recover from its customers, that are either (1) amounts referenced in PUC Case No. 2183 and related to settlements of gas purchase contract disputes or
         (2) amounts referenced in PUC Case No. 2183 and PUC Case No. 2320 and related to purchased gas costs.

                  "Recordation Fee" has the meaning specified in Section 8.07(a) of this Agreement.

                  "Reference Banks" means Chase, Citibank and Morgan.

                  "Revolving Credit Advance" means a revolving credit advance by a Lender Party to the Borrower pursuant to Section 2.01(a), and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Advance).

                  "Revolving Credit Commitment" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on
         Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Paying Agent pursuant to Section 8.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.04.

                  "Revolving Credit Facility" means, at any time, the aggregate amount of the Lender's Revolving Credit Commitments at such time.

                  "Roll Over", "Rollover" and "Rolled Over" each refers to the rollover of Advances comprising part of the same Borrowing occurring, except in the case of Base Rate Advances, on the last day of the Interest Period for such Advances (or such earlier date as may be required pursuant to Section 2.12) into another Interest Period pursuant to Section 2.09, irrespective of whether such rollover also constitutes a Conversion of Advances of one Type into Advances of another Type; provided, however, that, as applied to any Advances comprising part of the same Borrowing, such terms shall at no time refer to any transaction that results in an increase in the aggregate outstanding amount of such Advances owing to the Lender Parties.

                  "Rollover Date" has the meaning specified in Section 2.09 of this Agreement.

                  "S&P" means Standard & Poor's Corporation.

                  "Single Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such Plan has been or were to be terminated.

                  "Subsidiary" of any Person means any corporation of which more than 50% of the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Substitute Rating Agency" means a nationally recognized statistical rating organization designated by the Administrative Agent on any date that either Moody's or S&P shall have ceased to exist or to be in the business of rating securities, which applies ratings criteria to the Borrower's senior long-term unsecured debt reasonably equivalent to those used on the date hereof by whichever of Moody's or S&P shall have so ceased to exist or rate securities.

                  "Termination Date" means the earlier of March 11, 2003 and the date of termination of the whole of the Commitments pursuant to Section
         2.04 or 6.01.

                  "Total Capitalization" means the sum of Total Debt plus Net Worth.

                  "Total Debt" means an amount equal to (i) the sum of (A) the current portion of long-term debt, (B) long-term debt and (C) notes payable, as such amounts would appear on a balance sheet prepared in accordance with GAAP plus (ii) the net present value (using (A) the discount rate (1) set forth in Schedule 4.01(x), so long as Schedule 4.01(x) specifies the same relevant discount rate as is used in calculating such net present value provided to Moody's and S&P or (2) the discount rate used in calculating such net present value provided to Moody's and S&P or (B) any such other rate as shall be proposed by the Borrower (and agreed upon by the Majority Lenders) of all amounts payable under the Material Leases.

                  "Unused Revolving Credit Commitment" means, with respect to any Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Lender, in each case in its capacity as a Lender, and outstanding at such time, and (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) to the extent not included in clause (b)(i) of this definition, the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks pursuant to Section 2.16(c) and outstanding at such time.

                  "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA.

                  "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Part IV of ERISA.

                  SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the annual financial statements referred to in Section 4.01(f) ("GAAP").


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES


                  SECTION 2.01. The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Revolving Credit Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time. Each Borrowing shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments and shall be in an aggregate amount (or an integral multiple of $1,000,000 in excess thereof) of not less than (a) $5,000,000, if such Borrowing consists of Eurodollar Rate Advances, or (b) $3,000,000, if such Borrowing consists of Base Rate Advances. Within the limits of each Lender's Revolving Credit Commitment, the Borrower may borrow, prepay pursuant to Section 2.10 and reborrow under this Section 2.01.

                  SECTION 2.02. Making the Revolving Credit Advances. (a) Each Borrowing shall be made on notice, given by the Borrower to the Administrative Agent not later than, in the case of a proposed Borrowing to consist of (i) Eurodollar Rate Advances, 12:00 noon (New York City time) on the third Business Day prior to such proposed Borrowing, and (ii) Base Rate Advances, 11:00 A.M. (New York City time) on the date of such proposed Borrowing. The Administrative Agent shall give prompt notice thereof to each Lender by telecopier, telex or cable. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telecopier, telex or cable, confirmed immediately by a signed original delivered by regular mail, overnight courier or messenger, in substantially the form of Exhibit B hereto, specifying therein (i) the requested (A) date of such Borrowing, (B) Type of Revolving Credit Advances comprising such Borrowing, (C) aggregate amount of such Borrowing, and (D) initial Interest Period for each such Revolving Credit Advance and (ii) whether the requested Borrowing is being made together with a requested Rollover of Revolving Credit Advances pursuant to

Section 2.09 to occur simultaneously on the date of the requested Borrowing. If such Notice of Borrowing includes a request for a simultaneous Rollover of Revolving Credit Advances pursuant to Section 2.09, (i) such Notice of Borrowing shall include the information required for a Notice of Rollover pursuant to
Section 2.09 and shall  otherwise  comply with the  requirements of such Section
2.09 and (ii) the amount of the proposed Borrowing shall in no event be less than an amount equal to the difference, if any, between the amount of the Revolving Credit Advances to be Rolled Over on the date of the proposed
Borrowing and the amount of such Revolving Credit Advances following Rollover thereof. Each Lender shall, before 12:00 noon (New York City time) on the date of a Borrowing consisting of Eurodollar Rate Advances, or before 2:00 P.M. (New York City time) on the date of a Borrowing consisting of Base Rate Advances, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such Borrowing. After the Administrative Agent's receipt of funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make funds available to the Borrower at the account specified by the Borrower in the applicable Notice of Borrowing; provided, however, that if a Borrowing is made simultaneously with a Rollover of Revolving Credit Advances pursuant to Section 2.09, the Administrative Agent shall first apply such funds to any prepayment required on such date by Section 2.10(b)(ii).

                  (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (c) Unless the Administrative Agent shall have received notice from a Lender that such Lender will not make available to the Administrative Agent such Lender's ratable portion of a Borrowing, if such Borrowing consists of (i) Base Rate Advances, before 2:00 P.M. (New York City time) on the date of such Borrowing or (ii) Eurodollar Rate Advances, prior to the date of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

                  (d) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.03. Fees. (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee on the average daily unused portion of such Lender's Revolving Credit Commitment from the Effective Date until the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December during the term of such Lender's Revolving Credit Commitment, commencing on the first such date to occur after the Effective Date, and on the Termination Date, at the rate of (i) 0.1500% during such times as the Bond Rating by Moody's or S&P is at least Baa2 or BBB, respectively, (ii) 0.1875% during such times as clause (a)(i) of this
Section 2.03 is not applicable and the Bond Rating by Moody's or S&P is at least Baa3 or BBB-, respectively, (iii) 0.2000% during such times as clause (a)(i) or
(a)(ii) of this Section 2.03 are not applicable and the Bond Rating by Moody's or S&P is at least Ba1 or BB+, respectively, (iv) 0.2500% during such times as clause (a)(i), (a)(ii) or (a)(iii) of this Section 2.03 are not applicable and the Bond Rating by Moody's or S&P is at least Ba2 or BB, respectively, and (v) 0.3750% at all other times.

                  (b) Administrative Agent's Fees. The Borrower agrees to pay to the Administrative Agent for its own account the fees (i) set forth in the Fee Letter, dated December 15, 1997, among the Administrative Agent and the Borrower at the times specified therein for payment of such fees, and (ii) such other fees as may from time to time be agreed among the Borrower and the Administrative Agent.

                  (c) Letter of Credit Fees. (i) The Borrower shall pay to the Administrative Agent for the account of each Lender a commission on such Lender Party's Pro Rata Share of the average daily aggregate Available Amount of all Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable Margin in effect from time to time for Eurodollar Rate Advances, payable in arrears quarterly on the last day of each March, June, September and December commencing on the first such date to occur after the Effective Date, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any such Letter of Credit and on the Termination Date.

                  (ii) The Borrower shall pay to each Issuing Bank, for its own account a fronting fee based on the amount of each Letter of Credit issued by such Issuing Bank at a rate equal to 0.125% per annum, and such other commissions, issuance fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree.

                  SECTION 2.04. Reduction of the Commitments. (a) Optional. The Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part unused portion of the Letter of Credit Facility and the Unused Revolving Credit Commitments, provided that each partial reduction of a Facility shall be in the aggregate amount of $5,000,000 or an integral multiple thereof.

                  (b) Mandatory. The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

                  SECTION 2.05. Repayment. The Borrower shall repay the unpaid principal amount of each Advance owing to each Lender Party on the Termination Date. In addition, the Borrower shall repay the unpaid principal amount of each Advance owed to each Lender Party on the last day of each relevant Interest Period, which repayment may be through the rollover provisions hereof.

                  SECTION 2.06. Interest. (a) The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to each Lender Party from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and on the date such Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and on the date such Advance shall be Converted or paid in full.

                  (b) Upon the occurrence and during the continuance of any Event of Default, the Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to each Lender Party and on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid when due, payable in arrears on the dates referred to in clauses (a)(i) and
(a)(ii) above and on demand, at a rate per annum equal at all times to 1% above the rate per annum otherwise required to be paid on such Advances pursuant to clauses (a)(i) and (a)(ii) above or in the case of such other amounts, 1% above the rate per annum required to be paid on Base Rate Advances pursuant to clause
(a)(i) above.

                  SECTION 2.07. Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to the Administrative Agent for the account of each Lender Party additional interest on the unpaid principal amount of each Revolving Credit Advance of such Lender Party during such periods as such Advance is a Eurodollar Rate Advance, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for such Interest Period for such Eurodollar Rate Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender Party for such Interest Period, payable on each date on which interest is payable on such Eurodollar Rate Advance. Such additional interest shall be determined by such Lender Party and notified to the Borrower through the Administrative Agent.

                  SECTION 2.08. Interest Rate Determination and Protection.  (a)
In the event the Eurodollar Rate is determined by reference to clause (ii) of the definition thereof, each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining such Eurodollar Rate. If in such event, any Reference Bank shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by any other Reference Banks.

                  (b) The Administrative Agent shall give prompt notice to the Borrower and the Lender Parties of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.06(a) and (b).

                  (c) If the Eurodollar Rate is determined by reference to clause (ii) of the definition thereof and no Reference Bank furnishes timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

                  (i) the Administrative Agent shall forthwith notify the Borrower and the Lender Parties that the interest rate cannot be determined for such Eurodollar Rate Advances,

                  (ii) the obligation of the Lender Parties to make, or to Roll Over Advances into Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lender Parties that the circumstances causing such suspension no longer exist, and

                  (iii) any request for a Borrowing consisting of, or for a Rollover of Advances into Eurodollar Rate Advances shall be deemed a request for a Borrowing consisting of, or a Rollover of Advances into, Base Rate Advances having the same Interest Period as such requested Borrowing or Rollover.

                  (d) If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period,

                  (i) the Administrative Agent shall forthwith so notify the Borrower and the Lender Parties,

                  (ii) the obligation of the Lender Parties to make, or to Roll Over Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lender Parties that the circumstances causing such suspension no longer exist, and

                  (iii) any request for a Borrowing consisting of, or a Rollover of Advances into, Eurodollar Rate Advances shall be deemed a request for a Borrowing consisting of, or a Rollover of Advances into, Base Rate Advances having the same Interest Period as such requested Borrowing or Rollover.

                  SECTION 2.09. Rollover and Conversion of Revolving Credit Advances. (a) Each Rollover may be made on notice given by the Borrower to the Administrative Agent not later than, if such Rollover is into (i) Eurodollar Rate Advances, 12:00 noon (New York City time) on the third Business Day prior to and (ii) Base Rate Advances, 11:00 A.M. (New York City time) on the date of, the proposed Rollover (the "Rollover Date"), which Rollover Date shall be the last day of the Interest Period of the Revolving Credit Advances to be Rolled

Over or such earlier date as shall be required pursuant to Section 2.12, unless the Revolving Credit Advances to be so Rolled Over are Base Rate Advances. The Administrative Agent shall give to each Lender Party prompt notice thereof by telecopier, telex or cable. Each such notice of a Rollover (a "Notice of Rollover") shall be by telecopier, telex or cable, confirmed immediately by a signed original delivered by regular mail, overnight courier or messenger, in substantially the form of Exhibit C hereto, (i) specifying therein (A) the Revolving Credit Advances to be Rolled Over, (B) the Rollover Date, (C) the Interest Period for such Revolving Credit Advances upon being Rolled Over, (D) the Type for such Revolving Credit Advances upon being Rolled Over and (E) the amount of such Revolving Credit Advances upon being Rolled Over (which amount shall equal, if such Revolving Credit Advances are to be (x) Base Rate Advances, $3,000,000 or an integral multiple of $1,000,000 in excess thereof or (y)
Eurodollar Rate Advances, $5,000,000 or an integral multiple of $1,000,000 in excess thereof), and (ii) specifying whether the requested Rollover is being made together with a requested Borrowing to occur simultaneously with the requested Rollover on the applicable Rollover Date pursuant to Section 2.02. If such Notice of Rollover includes a request for a simultaneous Borrowing pursuant to Section 2.02, (i) such Notice of Rollover shall include the information required for a Notice of Borrowing pursuant to Section 2.02 and (ii) the amount of the proposed Borrowing to occur simultaneously with such Rollover shall in no event be less than an amount equal to the difference, if any, between the amount of the Revolving Credit Advances to be Rolled Over and the amount of such Revolving Credit Advances following Rollover thereof. Upon fulfillment, on the Rollover Date, of the applicable conditions set forth in Article III of this Agreement (which conditions shall be deemed fulfilled unless the Administrative Agent shall have received written notice from any Lender Party pursuant to
Section 3.04 or from the Borrower, if such Rollover is into (i) Eurodollar Rate Advances, by 12:00 noon (New York City time) on the Rollover Date, or (ii) if such Rollover is into Base Rate Advances, by 2:00 P.M. (New York City time) on the Rollover Date), a Rollover of such Revolving Credit Advances shall occur as set forth in the Notice of Rollover for such Revolving Credit Advances. The Administrative Agent shall forthwith notify the Borrower and the Lender Parties if such applicable conditions have not been fulfilled and the Rollover shall therefore not occur.

                  (b) Each Notice of Rollover shall be irrevocable and binding on the Borrower. In the case of any proposed Rollover into Eurodollar Rate Advances, the Borrower shall indemnify each Lender Party against any loss, cost or expense incurred by such Lender Party as a result of any failure to fulfill, on or before the Rollover Date for such Rollover, the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation of or reemployment of deposits or other funds acquired by such Lender Party in connection with the Rollover of the Revolving Credit Advance made by such Lender Party when such Revolving Credit Advance, as a result of such failure, is not Rolled Over on the Rollover Date.

                  SECTION 2.10. Prepayments of Revolving Credit Advances. (a) Optional. The Borrower may, (i) in the case of Eurodollar Rate Advances, upon at least three Business Days' notice to the Administrative Agent and (ii) in the case of Base Rate Advances, upon notice given to the Administrative Agent no later than 11:30 A.M. (New York City time) on the proposed date, in either case stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Revolving Credit Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple thereof and (y) in the event of such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lender Parties in respect thereof pursuant to Section 8.04(b).

                  (b) Mandatory. (i) If, after giving effect to a reduction of Commitments pursuant to Section 2.04 of this Agreement, the aggregate principal amount of the sum of the aggregate principal amount of the Revolving Credit Advances and Letter of Credit Advances outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding shall exceed the aggregate amount of the Revolving Credit Facility, the Borrower shall immediately prepay the outstanding principal amount of the Advances in an amount equal to the amount of such excess.

                  (ii) If, on the last day of the Interest Period for any Revolving Credit Advance, any portion of such Revolving Credit Advance shall not be Rolled Over pursuant to Section 2.09 of this Agreement, the Borrower shall immediately prepay the portion of such Revolving Credit Advance not so Rolled Over.

                  (iii) The Borrower shall prepay Advances to the extent required by Section 2.12 of this Agreement.

                  (iv) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid and all amounts then owing under Section 8.04(b) of this Agreement in respect of such prepayment.

                  SECTION 2.11. Increased Costs. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurodollar Rate Advances, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender Party
(with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost. Each Lender Party agrees to use its best efforts to furnish notice to the Borrower promptly upon its becoming aware of and determining such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder and other commitments of this type or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party or such corporation in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or the issuance or maintenance of Letters of Credit (or similar contingent obligations). A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

                  (c) If, with respect to any Eurodollar Rate Advances the Majority Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

                  (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                  SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender Party shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender Party or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) the obligation of the Lender Parties to make, or to Roll Over Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lender Parties that the circumstances causing such suspension no longer exist, (ii) the Borrower shall, within five Business Days of notice from the Administrative Agent, either prepay in full all Eurodollar Rate Advances of all Lender Parties then outstanding, together with interest accrued thereon and amounts then owing under Section 8.04(b) of this Agreement in respect of such prepayment or Convert all Eurodollar Rate Advances of all Lender Parties then outstanding into Advances of another Type in accordance with
Section 2.09 and (iii) any request for a Borrowing consisting of, or a Rollover of Advances into, Eurodollar Rate Advances shall be deemed a request for a Borrowing consisting of, or a Rollover of Advances into, Base Rate Advances having the same Interest Period as such requested Borrowing or Rollover.

                  SECTION 2.13. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 2:00 P.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at its address referred to in Section 8.02 in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or commitment fees ratably (other than amounts payable pursuant to Section 2.02(b), 2.07, 2.11, 2.14 or 8.04(b)) to the Lender Parties for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender Party to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of commitment fees shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.07 shall be made by a Lender Party, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.07, by a Lender Party) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to 11:00 A.M. (New York City time) on the date on which any payment is due to the Lender Parties hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  SECTION 2.14. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender Party or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender Party or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery, filing, recording, or registration of, or otherwise with respect to, the Loan Documents and the other documents to be delivered under the Loan Documents (hereinafter referred to as "Other Taxes").

                  (c) The Borrower will indemnify each Lender Party and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender Party or the Administrative Agent (as the case may be) makes written demand therefor. The Administrative Agent and the Lender Parties each agree to pay to the Borrower promptly upon receipt thereof an amount equal to the amount of any refund received by the Administrative Agent or such Lender Party, as the case may be, with respect to Taxes or Other Taxes paid by the Borrower.

                  (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in
Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder or under the Notes, the Borrower will, upon request by any Lender Party through the Administrative Agent, furnish to the Administrative Agent, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes.

                  (e) Each Lender Party organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank or Initial Issuing Bank, as the case may be and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender Party remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender Party is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 2.14(a).

                  (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in Section 2.14(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection
(e) above),  such Lender  Party shall not be entitled to  indemnification  under
Section 2.14(c) with respect to Taxes imposed by the United States; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender Party shall reasonably request to assist the Lender Party to recover such Taxes.

                  (g) Notwithstanding any contrary provisions of this Agreement, in the event that a Lender Party that originally provided such form as may be required under Section 2.14(e) thereafter ceases to qualify for complete exemption from United States withholding tax, such Lender Party shall have the right to assign all of its rights and obligations under this Agreement to any Eligible Assignee in accordance with Section 8.07(a), provided that the rate of United States withholding tax applicable to such Eligible Assignee shall not exceed the rate then applicable to the assignor.

                  (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.14 shall survive the payment in full of principal and interest hereunder and under the Notes.

                  SECTION 2.15. Sharing of Payments, Etc. If any Lender Party shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.02(b), 2.07, 2.11, 2.14 or 8.04(b)) in excess of its ratable share of payments on account of the Revolving Credit Advances or Letter of Credit Advances obtained by all the Lender Parties, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Revolving Credit Advances or Letter of Credit Advances made by them as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each Lender Party shall be rescinded and such Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 2.16. Letters of Credit. (a) The Letter of Credit Facility. Each Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (the "Letters of Credit") for the account of the Borrower specified by the Borrower from time to time on any Business Day during the period from the date hereof until 60 days before the Termination Date (i) in an aggregate Available Amount for all Letters of Credit issued by such Issuing Bank not to exceed at any time such Issuing Bank's Letter of Credit Commitment (or such greater amount as such Issuing Bank shall agree) and (ii) in an Available Amount for each such Letter of Credit not to exceed an amount equal to the lesser of (x) the Letter of Credit Facility at such time and
(y) an amount equal to the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time.

                  Letters of Credit issued pursuant to this Section 2.16 may be automatically renewable annually without amendment, and any such Letter of Credit shall be automatically renewed unless terminated earlier in accordance with the provisions of such Letter of Credit. In the event the issuing bank elects not to renew any such Letter of Credit, the Issuing Bank shall notify the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit (but in any event at least 30 Business Days prior to the date of automatic renewal) of its election not to renew such Letter of Credit (a "Notice of Termination"). The terms of each Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Letter of Credit to give the beneficiary named in such Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Letter of Credit prior to the date such Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Letter of Credit in any event to be extended to a date later than 10 days before the Termination Date. If a Notice of Termination is given by the relevant Issuing Bank pursuant to this paragraph, such Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.16(a), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.16(c) and request the issuance of additional Letters of Credit under this Section 2.16(a).

                  (b) Request for Issuance. (i) Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to any Issuing Bank or by such later date as may be agreed by the Borrower and such Issuing Bank (subject to the proviso to the penultimate sentence in Section 2.16(a)), which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telex or telecopier). Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If (x) the requested form of such Letter of Credit is reasonably acceptable to such Issuing Bank in its sole discretion and (y) it has not received notice of objection to such issuance on the grounds that the Borrower has failed to satisfy the conditions set forth in Section 3.02 from the Majority Lenders, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (ii) Each Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by such Issuing Bank, (B) to each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by such Issuing Bank and (C) to the Administrative Agent and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

                  (c) Drawing and Reimbursement. Unless the Borrower shall have paid the Administrative Agent for the account of the applicable Issuing Bank simultaneously with or prior to such Issuing Bank's payment of a draft drawn under a Letter of Credit issued by it in accordance with the terms of Section 2.16(a) an amount equal to the amount of such payment (such amount to be notified to the Borrower by the Issuing Bank on the Business Day immediately preceding any such payment), the payment by such Issuing Bank of a draft drawn under any such Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by any Issuing Bank with an outstanding Letter of Credit Advance, with a copy of such demand to the Administrative Agent, each Revolving Credit Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender Party's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender Party. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank which made such Advance, provided notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by an Issuing Bank to any Revolving Credit Lender of a portion of a Letter of Credit Advance, such Issuing Bank represents and warrants to such Lender Party that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit

Advance, the Loan Documents or the Borrower. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender Party shall pay to the Administrative Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender Party on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

                  (d) Failure to Make Letter of Credit Advances. The failure of any Lender Party to make the Letter of Credit Advance to be made by it on the date specified in Section 2.16(c) shall not relieve any other Lender Party of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender Party shall be responsible for the failure of any other Lender Party to make the Letter of Credit Advance to be made by such other Lender Party on such date.

                  (e) Obligations Absolute. The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement, any Note, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, unless such draft or certificate is substantially different from the applicable form specified by such Letter of Credit;

                  (vi) any exchange, release or non-perfection of any Letter of Credit Collateral or other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

                  SECTION 2.17. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely to (a) refinance approximately $140,000,000 in outstanding First Mortgage Bonds and outstanding indebtedness under the Existing Credit Agreement, and (b) to finance ongoing expenditures incurred in the ordinary course of the
Borrower's utility business (including, without limitation, operating expenditures, capital expenditures, construction expenditures, lease rental payments, interest and taxes).


                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

                  SECTION 3.01. Conditions Precedent to Effectiveness. This Agreement and the obligations of the Lender Parties hereunder shall become effective on the Effective Date, subject to satisfaction of the following conditions precedent:

                  (a) The Administrative Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Lender Parties and (except for the Notes) in sufficient copies for each Lender Party:

                            (i)  The  Notes  to  the   order  of  the   Lenders,
                  respectively.

                           (ii) Certified copies of the resolutions of the Board
                  of Directors of the Borrower approving each Loan Document, and of all documents evidencing other necessary corporate action and governmental approvals, including, without limitation, the required approval of the PUC, with respect to each such Loan Document.

                           (iii) A certificate  of the Secretary or an Assistant
                  Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign each Loan Document and the other documents to be delivered hereunder.

                           (iv) A favorable  opinion of Keleher & McLeod,  P.A.,
                  counsel for the Borrower, substantially in the form of Exhibit E hereto.

                           (v) A favorable opinion of Winthrop,  Stimson, Putnam
                  & Roberts, special counsel for the Borrower, substantially in the form of Exhibit F hereto.

                           (vi) A favorable opinion of Snell & Wilmer as Arizona
                  counsel for the Borrower, substantially in the form of Exhibit G hereto.

                           (vii) A  favorable  opinion of  Shearman &  Sterling,
                  counsel for the Agents, in form and substance satisfactory to the Agents.

                  (b) The Borrower shall have paid all fees and expenses of the Agents and the Lender Parties, including the accrued fees and expenses of counsel to the Agents payable on or before the Effective Date.

                  (c) On the Effective Date, the Bond Ratings by Moody's and S&P shall be at least Ba1 and BB+, respectively.

         SECTION 3.02. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender Party to make an Advance on the occasion of the initial Borrowing is subject to the condition precedent that the Lender Parties shall be satisfied that (i) all commitments under the Existing Agreement have been terminated and (ii) that the First Mortgage Bonds (other than the Insured Series First Mortgage Bonds) have been retired or defeased, and all amounts owed with respect to the Existing Agreement and the First Mortgage Bonds (other than the Insured Series First Mortgage Bonds) have been, or will simultaneously with the initial Borrowing hereunder, be paid in full, and the Administrative Agent shall have received copies of all notices, certificates or other evidence of termination of the commitments under the Existing Agreement and the retirement or defeasance of the First Mortgage Bonds (other than the Insured Series First Mortgage Bonds), in form and substance satisfactory to the Lender Parties. Each Lender Party hereunder that is a party to the Existing Agreement hereby waives, upon execution of this Agreement, the three Business Days' notice required by
Section 2.04(a) of the Existing Agreement relating to the termination of the commitments under the Existing Agreement.

                  SECTION 3.03. Conditions Precedent to Each Borrowing and to Rollover of Advances. The obligation of each Lender Party to make an Advance on the occasion of each Borrowing (including the initial Borrowing) or to Roll Over any Advances comprising part of the same Borrowing on any Rollover Date shall be subject to the further conditions precedent that on the date of such Borrowing
(a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing or the giving of the applicable Notice of Rollover and the failure to otherwise notify the Administrative Agent in writing on the Rollover Date by the time specified in Section 2.09(a) shall constitute a representation and warranty by the Borrower that on the date of such Borrowing, or on the Rollover Date for such Rollover, such statements are true, except that, in the case of the initial Borrowing hereunder, the Administrative Agent shall have received for the account of each Lender Party a certificate signed by a duly authorized officer of the Borrower, dated the date of such Borrowing, stating that):

                  (i) The  representations  and warranties  contained in Section
         4.01 of this Agreement are correct on and as of the date of such Borrowing or Rollover, before and after giving effect to such Borrowing or Rollover and to the application of the proceeds therefrom, as though made on and as of such date, and

                  (ii) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes a Default;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender Party through the Administrative Agent may reasonably request.

                  SECTION 3.04.  Determinations  Under  Section  3.01,  3.02, or
3.03. For purposes of determining  compliance  with the conditions  specified in
Section 3.01, 3.02, or 3.03, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party (a) in the case of the Effective Date, by 11:00 A.M. (New York City time) on such date specifying its objection thereto which notice shall not have been withdrawn by another written notice received by the Administrative Agent before 2:00 P.M. (New York City time) on such date, and
(b) in the case of a Borrowing  consisting  of, or a Rollover of Advances  into,
(i) Eurodollar Rate Advances, prior to the date of the Borrowing or the Rollover Date, as the case may be, and (ii) Base Rate Advances, by 2:00 P.M. (New York City time) on the date of such Borrowing or the Rollover Date, as the case may be, specifying its objection thereto and (in the case of a Borrowing) declaring its intention not to fund its ratable portion of such Borrowing, which notice shall not (in the case of a written notice received prior to the date of the Borrowing or the Rollover Date) have been withdrawn by another written notice received by the Administrative Agent before 11:00 A.M. (New York City time) on the date of such Borrowing or such Rollover Date, as the case may be.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


                  SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of the Borrower has been validly issued and is fully paid and non-assessable.

                  (b) The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document, and the consummation of the transactions contemplated hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower's charter or by-laws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of
         1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower or any of its properties or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower. Neither the Borrower nor any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could have a material adverse effect on the condition (financial or otherwise), results of operations, assets, business or prospects of the Borrower and its Subsidiaries on a Consolidated basis.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party (except any authorization or approval obtained prior to the date hereof, including any authorizations or approvals required by the PUC) is required for the due execution, delivery and performance by the Borrower of this Agreement, the Notes, or any other Loan Document, or for the consummation of the transactions contemplated hereby.

                  (d) This Agreement has been, and each of the Notes and each other Loan Document when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the Notes and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                  (e) The Consolidated financial statements of the Borrower and its Subsidiaries, including the Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1997 and the related Consolidated statements of earnings (loss) and cash flows of the
         Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Independent Accountants, copies of which have been furnished to each Lender Party, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis. Since December 31, 1997, there has been no material adverse change in the condition (financial or otherwise), results of operations, assets, business or prospects of the Borrower and its Designated Subsidiaries, except as disclosed in the Borrower's 1997 Form 10-K.

                  (f) The Consolidated balance sheet and related statement of income and cash flow of the Borrower and its Subsidiaries most recently delivered pursuant to Section 5.01(h)(iii) of this Agreement and the accompanying opinion of Independent Accountants delivered together therewith, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at the date of such balance sheet and the Consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP.

                  (g) No information, exhibit or report furnished by the Borrower to the Administrative Agent or to any Lender Party in connection with the syndication efforts of the Administrative Agent, or the negotiation of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

                  (h) There is no action, suit, investigation, litigation or proceeding affecting the Borrower pending or threatened before any court, governmental agency or arbitrator that is likely to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, business or prospects of the Borrower and its Subsidiaries on a Consolidated basis, except as disclosed in the Borrower's 1997 Form 10-K (the "Disclosed Litigation"), and there has been no adverse change in the status, or financial effect on the Borrower and its Subsidiaries on a Consolidated basis, of the Disclosed Litigation.

                  (i) There is no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that purports to affect the legality, validity or enforceability of this Agreement, any Note or any other Loan Document, or the consummation of the transactions contemplated hereby.

                  (j) No proceeds of any Advance will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                  (k) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  (l) Schedule 4.01(m) contains a list of (i) all electric franchises of the Borrower in effect as of the date of the initial Borrowing, (ii) expiration dates for each such franchise, and (iii) the percentage of revenues of all electric utility operations of the Borrower derived from each operating unit with respect to such franchises for the September 1997 billing period. Schedule 4.01(m) also contains similar information with respect to the electric franchise for the City of Albuquerque, which has expired.

                  (m) Set forth on Schedule 4.01(n) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans with respect to any employees of the Borrower as of the date hereof.

                  (n) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of the Borrower.

                  (o) Schedule B (Actuarial Information) to the 1996 annual report (Form 5500 Series) for each Plan of the Borrower, copies of which have been filed with the Internal Revenue Service, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                  (p) Neither the Borrower nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

                  (q) Neither the Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan of the Borrower is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                  (r) No Prohibited Transaction has occurred that has resulted in or is reasonably likely to result in a material liability of the Borrower.

                  (s) The operations and properties of the Borrower comply in all material respects with all Environmental Laws and neither utilize nor contain nor are affected by any Hazardous Materials that are not treated in compliance with all Environmental Laws, and on the date hereof, the Borrower does not have any material liability, contingent or otherwise, under any Environmental Law, except as set forth in the Borrower's 1997 Form 10-K.

                  (t) The Borrower has filed, has caused to be filed or has been included in all tax returns (federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

                  (u) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of the Material Leases on the date hereof, showing the expiration date and annual rental cost thereof. The Borrower is entitled to exercise all of the rights of lessee purported to be granted to the Borrower under each such Material Lease.

                  (v) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all Indebtedness (other than Material Leases and intercompany Indebtedness that would be eliminated in preparing the Consolidated financial statements of the Borrower and its Subsidiaries) of the Borrower, showing as of the Effective Date the principal amount outstanding, obligor, obligee and maturity date thereof.

                  (w) Schedule 4.01(x) hereto, as most recently provided to the Administrative Agent, sets forth the same (i) amounts with respect to the interest portion of payments under the Material Leases and (ii) discount rate used to calculate the net present value of all amounts payable under the Material Leases as have been most recently provided (or that the Borrower intends to provide shortly) to Moody's and S&P or as have otherwise been agreed to by the Majority Lenders.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

                  SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender Party shall have any Commitment hereunder, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

                  (a) Compliance with Laws, Etc. Comply in all material respects with (i) all material laws, rules, regulations and orders (including, without limitation, ERISA and all applicable Environmental Laws) and
         (ii) all other laws, rules, regulations and orders, promptly upon discovery of any non-compliance.

                  (b) Payment of Taxes, Etc. Pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien (other than a Permitted Lien) upon its property; provided, however, that the Borrower shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

                  (c) Maintenance of Insurance. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates; provided that the Borrower may maintain reasonable amounts of self insurance consistent with its financial condition and other relevant criteria.

                  (d) Preservation of Corporate Existence and Approvals. Preserve and maintain (i) its corporate existence, rights (charter and statutory), franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties; provided, however, that nothing herein contained shall prevent any merger or consolidation permitted without the written consent of the Majority Lenders by Section 5.02(b) of this Agreement; and (ii) all approvals, authorizations, licenses, franchises and other permissions of all governmental, judicial, regulatory, and other agencies necessary to enable each of the Borrower to operate and maintain its property, business and operations in the same condition as in effect or carried on, as the case may be, on the date hereof or as such property, business and operations may hereafter be maintained or carried on in accordance with the Loan Documents, if the failure to so maintain and preserve any such approval, authorization, license, franchise or other permission would be reasonably likely to result in a material adverse change in the condition (financial or otherwise), results of operations, assets, business or prospects of the Borrower and its Subsidiaries on a Consolidated basis.

                  (e) Maintenance of Properties, Etc. Maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  (f) Transactions with Affiliates. Conduct all transactions otherwise permitted under the Loan Documents with any of its Affiliates on terms that are fair and reasonable and no less favorable to the Borrower than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                  (g) Total Debt to Total Capitalization. Maintain a ratio of Consolidated Total Debt to Consolidated Total Capitalization of the Borrower and its Subsidiaries, measured at the end of each fiscal quarter, of not more than 0.70 to 1.

                  (h) Reporting Requirements. Furnish to the Lender Parties:

                           (i) as soon as possible  and in any event within five
                  days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                           (ii) as soon as available  and in any event within 60
                  days after the end of each of the first three quarters of each fiscal year of the Borrower, the Consolidated financial statements of the Borrower and its Subsidiaries for such fiscal quarter, including the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related Consolidated statements of earnings
                  (loss) and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief accounting officer of the Borrower as having been prepared in accordance with GAAP, together with (A) a certificate of the chief financial officer of the Borrower stating that no Default has occurred and is continuing or, if any such Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (B) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Sections 5.01(g);

                           (iii) as soon as  available  and in any event  within
                  120 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein the Consolidated financial statements of the Borrower and its Subsidiaries for such fiscal year, including the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related Consolidated statements of earnings
                  (loss) and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Majority Lenders of Independent Accountants, together with (A) a certificate of such accounting firm in substantially the form of Exhibit H (with the schedules referred to therein attached thereto) and (B) a certificate of the chief financial officer of the Borrower stating that no Default has occurred and is continuing or, if any such Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto;

                           (iv) promptly and in any event within 10 Business Days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate has taken and proposes to take with respect thereto;

                           (v) promptly  and in any event  within five  Business
                  Days after receipt thereof by the Borrower or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                           (vi) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan of the Borrower;

                           (vii) promptly and in any event within five Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan, copies of each notice received by the Borrower or any of its ERISA Affiliates concerning (A) the imposition of Withdrawal Liability by any Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by the Borrower or any of its ERISA Affiliates in connection with any event described in clause
                  (A) or (B);

                           (viii) promptly and in any event within 10 Business Days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any Prohibited Transaction that is reasonably likely to result in a material liability of the Borrower has occurred, a statement of the chief financial officer of the Borrower describing such Prohibited Transaction and the action, if any, that the Borrower or such ERISA Affiliate has taken and proposes to take with respect thereto;

                           (ix) promptly after the commencement thereof,  notice
                  of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(i) or (j);

                           (x) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the Borrower sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that the Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange;

                           (xi) promptly after the furnishing thereof, copies of
                  any statement or report furnished to any other holder of the securities of the Borrower with respect to any pending or potential non-compliance with the terms of any other indenture, loan or credit or similar agreement, and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.01(h);

                           (xii) promptly, and in any event within five Business
                  Days after any change in the information regarding Material Leases of the type contained on Schedule 4.01(x) furnished by the Borrower to Moody's or S&P, notice of such change; and

                           (xiii) such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower as any Lender Party may from time to time reasonably request.

                  (i) Reference Bond Ratings. Use its best efforts to ensure that its senior unsecured debt is at all times rated by Moody's and S&P, and promptly notify the Administrative Agent should either such rating cease to be in effect or become unavailable for any reason.

                  (j) Visitation Rights. At any reasonable time and from time to time, permit any Agent or any of the Lender Parties or any agents or representatives thereof (i) to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and (ii) to discuss the affairs, finances and accounts of the Borrower with any of their officers or directors and with their independent certified public accountants.

                  (l) Keeping of Books. Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower in accordance with GAAP.

                  SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender Party shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Lenders:

                  (a) Liens, Etc. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower as debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, or assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

                           (i)      Permitted Liens;

                           (ii) purchase money Liens upon or in property acquired or held by the Borrower in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Indebtedness at any one time outstanding secured by Liens permitted by this clause (ii) shall not exceed $25,000,000 at any one time outstanding;

                           (iii)  The   assignment  of,  or  liens  on,  utility
                  regulatory assets related to PUC 2183 Amounts;

                           (iv) The assignment of, or Liens on, accounts receivable and signing and filing of related financing statements under the Uniform Commercial Code of the applicable jurisdictions;

                           (v) The assignment of, or Liens on, demand, energy or
                  wheeling revenues, or on capacity reservation or option fees, payable to the Borrower with respect to any wholesale electric service or transmission agreements, the assignment of, or

                  Liens on, revenues from energy services contracts, and the assignment of, or Liens on, capacity reservation or option fees payable to the Borrower with respect to asset sales permitted herein;

                           (vi) other  Liens not  covered in clauses (i) through
                  (v) above securing Indebtedness in an aggregate amount not to exceed $10,000,000;

                           (vii) the  creation of Liens in  connection  with the
                  refinancing of existing Indebtedness; and

                           (viii) signing and filing appropriate financing statements under the Uniform Commercial Code of the applicable jurisdictions to the extent required in connection with transactions not otherwise prohibited hereunder.

                  (b) Mergers, Etc. Merge with or into or consolidate with or into any Person, or acquire all or substantially all of the assets of any Person, except that the Borrower may merge or consolidate with or into any Person if the survivor of such merger or consolidation (A) assumes the obligations of the Borrower hereunder, (b) is a utility whose business is not substantially different from that of the Borrower and (C) the debt rating of the survivor's senior unsecured debt from each of Moody's and S&P is equal to or better than that of the Borrower immediately prior to giving effect to such merger or consolidation.

                  (c) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, any of its assets (including, without limitation, all or substantially all of its assets, whether in one transaction or a series of related transactions) except (i) in connection with a transaction authorized by subsection (b) of this Section; (ii) sales of accounts receivable and energy services contract revenues; (iii) sales of assets (excluding those permitted in clauses (i) and (ii) hereof) for fair value, if such value does not, for each transaction or series of related transactions in any calendar year, exceed 25% of the book value of the consolidated assets of the Borrower and its Subsidiaries; (iv) sales of utility regulatory assets and corresponding accounts receivable related to PUC 2183 Amounts; and (v) sale, lease, transfer or other disposition, at less than fair value, of any other assets, provided that the aggregate book value of such assets shall not exceed $10,000,000 in any calendar year.

                  (d) Change in Nature of Business. Except in connection with transactions permitted under Section 5.02(b) and (c) above, make any material change in the nature of its business as carried on at the date hereof.

                  (e) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required by GAAP, or as permitted by GAAP, if the amounts involved are not material.

                  (f)  Limitation  on  Dividends.  Declare or make any  dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of common stock of the Borrower, or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so) any shares of common stock of the Borrower or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, except that the Borrower may (i) declare and make any dividend payment or other distribution payable in common stock of the Borrower, (ii) purchase, redeem or otherwise acquire shares of its common stock or warrants, rights or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock and
         (iii) declare or pay cash dividends to its common stockholders and purchase, redeem or otherwise acquire shares of its common stock or warrants, rights or options to acquire any such shares for cash during any 12-month period in an amount not to exceed 100% of net income (excluding extraordinary gains and extraordinary losses, such extraordinary gains and extraordinary losses to include, but not be limited to, gains and losses from the sale, lease, transfer or other disposition of assets of the Borrower and its Subsidiaries for such period) computed on a consolidated basis, less the amount of cash dividends declared and paid to the holders of any class of capital stock (other than common stock) of the Borrower, provided that, immediately after giving effect to such proposed action, no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default would exist.


                                   ARTICLE VI

                                EVENTS OF DEFAULT


                  SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) The Borrower shall fail to pay (i) any principal of any Advance when the same becomes due and payable (including, without limitation, in connection with any mandatory prepayment) or (ii) interest on any Advance or any other amount under any Loan Document for five days after such interest or other amount has become due and payable; or

                  (b) Any representation or warranty made by the Borrower (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                  (c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(g), 5.01(h)(i) or 5.02, or (ii) any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or

                  (d) The Borrower shall fail to pay any principal of or premium or interest or other amounts on any Indebtedness outstanding in a principal amount of at least $5,000,000 in the aggregate (but excluding Indebtedness outstanding hereunder) of the Borrower when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness and shall continue after the applicable grace period, if any, specified therein, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

                  (e) The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                  (f) Any judgment or order for the payment of money shall be rendered against the Borrower (i) in excess of $20,000,000 or (ii) which, when added to all other such judgments or orders rendered on or after the date hereof, exceeds $40,000,000 in the aggregate, and either
         (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (B) there shall be any period of 30 consecutive days during which such judgment or order shall not have been satisfied and a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) Any ERISA Event shall have occurred with respect to a Plan of the Borrower and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans of the Borrower with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower and its ERISA Affiliates related to such ERISA Event) exceeds $5,000,000; or

                  (h) The Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $2,000,000 or requires payments exceeding $1,000,000 per annum; or

                  (i) The Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $2,000,000; or

                  (j) A Prohibited Transaction shall have occurred and the Borrower has incurred or is reasonably likely to incur liability in connection therewith in an amount exceeding $2,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender Party to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender Party to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                  SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. (a) If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Majority Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in a special letter of credit cash collateral account to be maintained with and in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent for its benefit and the ratable benefit of the Lender Parties (the "L/C Cash Collateral Account"), an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.

                  (b)  The   Borrower   hereby   pledges   and  assigns  to  the
Administrative Agent for its benefit and the ratable benefit of the Lender Parties, and grants to the Administrative Agent for its benefit and the ratable benefit of the Lender Parties a lien on and a security interest in, the following collateral (the "Letter of Credit Collateral"):

                  (i) the L/C Cash Collateral Account, all cash deposited therein, and all certificates and instruments, if any, from time to time representing or evidencing the L/C Cash Collateral Account;

                  (ii) all notes, certificates of deposit and other instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of the Borrower in substitution for or in respect of any or all of the then existing Letter of Credit Collateral;

                  (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Letter of Credit Collateral; and

                  (iv) to the extent not covered by clauses (i) through (iii) above, all proceeds of any or all of the foregoing Letter of Credit Collateral.

The lien and security interest granted hereby secures the payment of all Obligations of the Borrower now or hereafter existing hereunder and under any other Loan Document.

                  (c) The Borrower hereby authorizes the Administrative Agent to apply, from time to time after funds are deposited in the L/C Cash Collateral Account, funds then held in the L/C Cash Collateral Account to the payment of any amounts, in such order as the Administrative Agent may elect, as shall have become or shall become due and payable by the Borrower to the Lender Parties in respect of the Letters of Credit.

                  (d) Neither the Borrower nor any Person claiming or acting on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the L/C Cash Collateral Account, except as provided in Section 6.02(h).

                  (e) The Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral or (ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Letter of Credit Collateral, except for the security interest created by this Section 6.02.

                  (f) If any Event of Default shall have occurred and be continuing:

                  (i) The Administrative Agent may, in its sole discretion, without notice to the Borrower except as required by law and at any time from time to time, charge, set off and otherwise apply all or any part of first, the Obligations with respect to Letters of Credit and second, the other Obligations of the Borrower now or hereafter existing under any of the Loan Documents, against the L/C Cash Collateral

         Account or any part thereof, in such order as the Administrative Agent shall elect. The Administrative Agent agrees promptly to notify the Borrower after any such set-off and application made by the Administrative Agent, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent under this Section 6.02(f) are in addition to other rights and remedies (including other rights of set-off) that the Administrative Agent may have.

                  (ii) The Administrative Agent may also exercise, in its sole discretion, in respect of the L/C Cash Collateral Account, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at that time.

                  (iii) Any cash held in the L/C Cash Collateral Account, and all cash proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the L/C Cash Collateral Account may, in the discretion of the Administrative Agent, then or at any time thereafter be applied (after payment of any amounts payable pursuant to Section 8.04) in whole or in part by the Administrative Agent for the ratable benefit of the Lender Parties against all or any part of the obligations of the Borrower now or hereafter existing under any of the Loan Documents in such order as the Administrative Agent may elect.

                  (g) The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Letter of Credit Collateral if the Letter of Credit Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility or liability for taking any necessary steps to preserve rights against any parties with respect to the Letter of Credit Collateral.

                  (h) Any surplus of the funds held in the L/C Cash Collateral Account and remaining after payment in full of all of the Obligations of the Borrower under this Agreement and under any other Loan Document after the Termination Date shall be paid to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

                                   ARTICLE VII

                                   THE AGENTS


                  SECTION 7.01. Authorization and Action. Each Lender Party hereby appoints and authorizes, with respect to this Agreement, the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to them by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of, or other actions taken with respect to, the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                  SECTION 7.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent, nor any of its directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender Party that is the payee of such Note, as Assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07;
(ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with any Loan Document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03. Chase, Citibank, Morgan and Affiliates. With respect to their Commitments, the Advances made by them and the Note issued to them, each of Chase, Citibank and Morgan shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Chase, Citibank and Morgan in their individual capacities. Chase, Citibank, Morgan and their affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if it were not an Agent under any Loan Document and without any duty to account therefor to the Lender Parties.

                  SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION  7.05.  Indemnification.  (a)  The  Lenders  agree  to indemnify each Agent (to the extent not promptly reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons which are not Lender Parties, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of any Loan Document or any action taken or omitted by such Agent under any Loan Document, provided that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, any Loan Document, to the extent that such Agent is not promptly reimbursed for such expenses by the Borrower. For purposes of this Section 7.05(a), the Lenders Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (b) their respective pro rata shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, and (c) their respective Unused Revolving Credit Commitments at such time. The failure of any Lender party to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05(a) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

                  (b) Each Lender Party severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrower) ratably (as determined below), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of any Loan Document or any action taken or omitted by such Issuing Bank under any Loan Documents provided, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including counsel fees) incurred by such Issuing Bank in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of , or legal advice in respect of rights or responsibilities under, any Loan Document, to the extent that such Issuing Bank is not promptly reimbursed for such expenses by the Borrower. For purposes of this Section 7.05(b), the Lenders Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (b) their respective pro rata shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, and (c) their respective Unused Revolving Credit Commitments at such time. The failure of any Lender party to reimburse such Issuing Bank promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Issuing Bank as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Issuing Bank for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Issuing Bank for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05(b) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

                  SECTION 7.06. Successor Agents. The Administrative Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall, subject to the approval of the Borrower if no Default has occurred and is continuing on such date (which approval will not be unreasonably withheld), have the right to appoint a successor Administrative Agent. If within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, no successor Administrative Agent shall have (A) been so appointed by the Majority Lenders,
(B) if required, been approved by the Borrower, and (C) accepted such appointment, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                  SECTION 7.07. Syndication Agent, Documentation Agent and Arranger. The Syndication Agent, the Documentation Agent and the Arranger shall have no duties or obligations under this Agreement or the other Loan Documents in their respective capacities as Syndication Agent, Documentation Agent or Arranger, as the case may be.


                                  ARTICLE VIII

                                  MISCELLANEOUS


                  SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which, given; provided, however, that no amendment, waiver or consent, shall, unless in writing and signed by all the Lender Parties, do any of the following: (a) waive any of the conditions specified in Article III, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 8.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Lenders required above to take such action, affect the rights or duties of the Issuing Banks under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by each Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or any Notes.

                  SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at Alvarado Square, Mail Stop 2704, Albuquerque, New Mexico 87158, Attention: Corporate Treasury Management; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to Chase, as Administrative Agent, at its address at 270 Park Avenue, New York, New York 10017, Attention: Utilities Group; if to Citibank, as Syndication Agent, at its address at 399 Park Avenue, New York, NY 10043, Attention: Utilities Department; and if to Morgan, as Documentation Agent, at its address at 60 Wall Street, New York, NY 10260,
Attention: Kathy Sayko-Yanes; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. Unless otherwise specifically provided herein, all such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or VII shall not be effective until received by the Administrative Agent.

                  SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.04. Costs, Expenses and Taxes. (a) The Borrower agrees to pay on demand (i) all costs and out-of-pocket expenses of the Agents in connection with the syndication, preparation, execution, delivery, administration, modification and amendment of the Loan Documents and the other documents to be delivered under the Loan Documents, including, without limitation, (A) all due diligence, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and out-of-pocket expenses of counsel for the Agents with respect thereto and with respect to advising the Agents as to their rights and responsibilities, or the perfection, protection or preservation of rights or interests under the Loan Documents, and with respect to negotiations with the Borrower regarding any Default or event or circumstance that may give rise to any Default, and (ii) all costs and expenses of the Agents and the Lender Parties, if any (including, without limitation, reasonable counsel fees and expenses, which may include, without limitation, the reasonable allocated costs and expenses of in-house counsel; provided, however, that the fees of in-house counsel shall not be reimbursable to the extent they are duplicative or redundant of those of outside counsel), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered under the Loan Documents, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).

                  (b) If any payment of principal of, or Rollover of, any Eurodollar Rate Advance is made other than on the last day of an Interest Period relating to such Advance, as a result of a payment or Rollover pursuant to
Section 2.12 or  acceleration  of the maturity of the Notes  pursuant to Section
6.01 or for any other reason, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Rollover, including, without limitation, any loss (including loss of anticipated profits), costs or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such lender to fund or maintain such Advance.

                  SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent by the Majority Lenders specified by
Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under any Loan Document, whether or not such Lender Party shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower after any such set-off and application made by such Lender Party, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender Party may have.

                  SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agents and when the Administrative Agent shall have been notified by each Lender Party that such Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

                  SECTION 8.07. Assignments and Participations. (a) Each Lender, with the consent of the Borrower (which consent shall not be unreasonably withheld), may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes held by it): provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations in respect of the Facilities under this Agreement, (ii) except in the case of (A) an assignment to a Person that immediately prior to such assignment was a Lender or
(B) an assignment of all of the remaining rights and obligations of such assigning Lender under this Agreement, the amount of the Commitment of the assigning Lender Party being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and shall be an integral multiple thereof, (iii) the assigning Lender shall, immediately following such assignment (unless such assignment is of all the rights and obligations of such assigning Lender under this Agreement, or is made concurrently, with another such assignment or other such assignments that in the aggregate constitute all of the rights and obligations of such assigning Lender under this Agreement), retain a Commitment of at least $5,000,000 under this Agreement, (iv) each such assignment shall be to an Eligible Assignee, and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee (the "Recordation Fee") of $2,500; and, provided further, that no consent of the Borrower shall be required for an assignment to any Bank or any Affiliate of any Bank.

                  (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance,
(x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to each Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

                  (d) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment of, and principal amount of the Advances owing to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Within five Business Days after its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days of its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender Party has retained a Revolving Credit Commitment hereunder, a new Note to the order of the assigning Lender Party in an amount equal to the Revolving Credit Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

                  (f) Each Issuing Bank may with the consent of the Borrower (such consent not to be unreasonably withheld) assign to one or more Eligible Assignee all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that
(i) except in the case of an assignment to a Person that immediately prior to such assignment was an Issuing Bank or an assignment of all of an Issuing Bank's rights and obligations under this Agreement, the amount of the Letter of Credit Commitment of the assigning Issuing Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be in an integral multiple of $1,000,000 in excess thereof, (ii) each such assignment shall be to an Eligible Assignee and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $2,500.

                  (g) Each Lender Party may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, and (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement; and provided further that no Lender Party shall give any participant any right to determine or influence such Lender Party's vote pursuant to Section 8.01 of this Agreement, except with respect to such matters as are specified in clauses (c),
(d) and (f) of such Section 8.01.

                  (h) Each Lender  Party  acknowledges  that it has  obligations regarding preservation of the confidentiality of non-public information regarding the Borrower. Each Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided that, prior to are such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender Party.

                  (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 8.08. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 8.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  SECTION 8.10. Waiver of Jury Trial. Each of the Borrower, the Agents, and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes.

NYDOCS03/70502 3
                                    Borrower

                                    PUBLIC SERVICE COMPANY
                                    OF NEW MEXICO


                                    By ____________________________
                                        Name:
                                        Title:

NYDOCS03/70502 3
                                     Agents

                                     THE CHASE MANHATTAN BANK, as Administrative
                                     Agent and as Lender


                                     By ____________________________
                                         Name:
                                         Title:


                                     CHASE SECURITIES, INC., as Arranger and as
                                     Lender


                                     By ____________________________
                                         Name:
                                         Title:



                                     CITIBANK, N.A., as Syndication Agent and as
                                     Lender


                                     By ____________________________
                                         Name:
                                         Title:


                                     MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent and as Lender


                                     By ____________________________
                                         Name:
                                         Title:

                                  Other Lenders

                                  BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                  ASSOCIATION


                                  By ____________________________
                                      Name:
                                      Title:


                                  CIBC OPPENHEIMER


                                  By ____________________________
                                      Name:
                                      Title:


                                  ABN AMRO BANK N.V.


                                  By ____________________________
                                      Name:
                                      Title:

                                  FIRST SECURITY BANK OF NEW MEXICO, N.A.


                                  By ____________________________
                                      Name:
                                      Title:

NYDOCS03/70502 3


                                   LONG TERM CREDIT BANK OF JAPAN LIMITED
                                   LOS ANGELES AGENCY


                                   By ____________________________
                                       Name:
                                       Title:


                                   MELLON BANK, N.A.


                                   By ____________________________
                                       Name:
                                       Title:


                                   NORWEST BANK NEW MEXICO, N.A.


                                   By ____________________________
                                       Name:
                                       Title:





NYDOCS03/70502 3